 Item 26.h.i.f.

AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT

Transamerica Life Insurance Company, Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, Variable Insurance Products Fund V, and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated October 10, 2005, by doing the following:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of June, 2010.

TRANSAMERICA LIFE INSURANCE COMPANY

By:           /s/ Arthur D. Woods
Name:           Arthur D. Woods
Title:           Vice President

VARIABLE INSURANCE PRODUCTS FUND
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V

By:           /s/ Bryan Mehrmann
Bryan Mehrmann
Deputy Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:           /s/ Thomas J. Corra
Thomas J. Corra
Chief Administrative Officer

Schedule A

Separate Accounts and Associated Contracts

Name of Products	Name of Accounts	Date of Resolutions of Company’s Board which established the Accounts
Fidelity Income Plus	Fidelity Variable Annuity Account	August 24, 1979 (by an affiliate subsequently acquired by the Company)
Transamerica Landmark Variable Annuity	Separate Account VA B	January 19, 1990
Transamerica Freedom Variable Annuity	Separate Account VA B	January 19, 1990
Retirement Income Builder Variable Annuity	Retirement Builder Variable Annuity Account	March 29, 1996
Immediate Income Builder	Retirement Builder Variable Annuity Account	March 29, 1996
Portfolio Select Variable Annuity	Retirement Builder Variable Annuity Account	March 29, 1996
Retirement Income Builder II Variable Annuity	Retirement Builder Variable Annuity Account	March 29, 1996
Transamerica Extra Variable Annuity	Separate Account VA C	February 20, 1997
Transamerica Access Variable Annuity	Separate Account VA D	February 20, 1997
Privilege Select Variable Annuity	Separate Account VA E	February 20, 1997
Premier Asset Builder Variable Annuity	Separate Account VA F	May 15, 2000

Accounts continued…

Name of Contracts	Name of Accounts	Date of Resolutions of Company’s Board which established the Accounts
Immediate Income Builder II	Separate Account VA J	May 15, 2000
Retirement Income Builder – BAI Variable Annuity, under the marketing name: Retirement Income Builder IV	Separate Account VA K	July 10, 2001
Flexible Premium Variable Annuity – A, under the marketing name “Transamerica Opportunity Builder” and “Transamerica Traditions”	Separate Account VA P	November 26, 2001
Advantage V	PFL Corporate Account One	August 10, 1998
PFL Variable Universal Life Policy	PFL Variable Life Account A	July 1, 1999
Legacy Builder Plus Variable Universal Life Policy	Separate Account VUL A	November 20, 1998
Advantage X Variable Adjustable Life Insurance Policy	Transamerica Corporate Separate Account Sixteen	June 16, 2003
Advantage R3 Variable Adjustable Life Insurance Policy	Transamerica Separate Account R3	November 23, 2009
Flexible Premium Variable Annuity – C, under the marketing name: Transamerica Principium	Separate Account VA R	November 26, 2001
Advantage VI Variable Adjustable Group Life Insurance Policy	PFL Corporate Account One	August 10, 1998
Flexible Premium Variable Annuity – I, under the marketing name: Transamerica Advisor Elite	Separate Account VA X	May 15, 2000
Flexible Premium Variable Annuity – J, under the marketing name: Transamerica Axiom	Separate Account VA Y	October 19, 2001

Accounts continued…

Name of Contracts	Name of Accounts	Date of Resolutions of Company’s Board which established the Accounts
TransMark Optimum Choice® Variable Annuity	Separate Account VA – 8	June 11, 1996
Flexible Premium Variable Annuity – G, under the marketing name: Transamerica Liberty	Separate Account VA W	May 15, 2000
Transamerica Elite	Separate Account VUL-3 of Transamerica Life Insurance Company	November 30, 1999
TransSurvivor	Separate Account VUL-4 of Transamerica Life Insurance Company	February 1, 2001
TransUltra	Separate Account VUL-5 of Transamerica Life Insurance Company	May 1, 2001
TransAccumulator VUL and TransAccumulator VUL II	Separate Account VUL-6 of Transamerica Life Insurance Company	February 4, 2002
Variable Protector	Variable Life Account A of Transamerica Life Insurance Company	July 1, 1999

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